UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934
June 3, 2008
Date of Report (Date of earliest event reported)
LOCAL.COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50989	33-0849123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Technology Drive, Building G
Irvine, California 92618
(Address of principal executive offices)
(949) 784-0800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index

Item 1.01 Entry into a Material Definitive Agreement.
At the Local.com Corporation (the “Registrant”) 2008 Annual Meeting of Stockholders, held on June 3, 2008, the stockholders approved the adoption of the 2008 Equity Incentive Plan (the “2008 Plan”). The 2008 Plan provides for an aggregate of 1,000,000 shares of the Registrant’s common stock that may be issued to the Registrant’s employees, directors and consultants. The Registrant’s board of directors will administer the 2008 Plan and may elect to appoint a committee to administer the 2008 Plan.
The 2008 Plan authorizes the grant to the Registrant’s employees of options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended. The 2008 Plan also authorizes the grant of awards to the Registrant’s employees, consultants, and non-employee directors consisting of nonqualified stock options and restricted stock. The 2008 Plan also provides for the issuance of stock purchase rights to eligible individuals. Stock purchase rights will generally be subject to such transferability and vesting restrictions as the plan administrator shall determine. A description of the 2008 Plan is set forth in the Registrant’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 16, 2008 (File No. 000-50989) (the “2008 Proxy Statement”), in the “Proposal 3 — Approval Of The 2008 Equity Incentive Plan” section, and is incorporated herein by reference. This description of the 2008 Plan is qualified in its entirety by reference to a copy of the 2008 Plan that is attached as Appendix A to the 2008 Proxy Statement.
Item 9.01 Financial Statements and Exhibits.

10.1*	2008 Equity Incentive Plan

*	Incorporated herein by reference to the Registrant’s Schedule 14A filed with the Securities and Exchange Commission on April 16, 2008 (File No. 000-50989).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL.COM CORPORATION

Date: June 4, 2008	By:	/s/ Douglas S. Norman Douglas S. Norman
Chief Financial Officer and Secretary

Exhibit Index

Exhibit
Number	Description

10.1*	2008 Equity Incentive Plan.

*	Incorporated herein by reference to the Registrant’s Schedule 14A filed with the Securities and Exchange Commission on April 16, 2008 (File No. 000-50989).